UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2025 (August 5, 2025)

COSMOS HEALTH INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Agiou Georgiou, Pilea, Thessaloniki, Greece	55438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated as August 5, 2025, by and between Cosmos Health Inc. (the “Company”) and an institutional investor thereto (the “Purchaser”), the Company agreed to issue and sell to the Purchaser a series of 9% original issue discount senior secured convertible promissory notes (each, a “Note” and collectively, the “Notes”) in the maximum aggregate principal amount of $300,000,000 (the “Note Offering”).

An initial Note in the aggregate original principal amount of $8,000,000 (the “Initial Note”) is anticipated to be issued and sold to the Purchaser on August 6, 2025 (the “Initial Closing Date), subject to the satisfaction of certain closing conditions.

On the Second Closing Date (as defined in the Purchase Agreement), the Company will, subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(b)(ii), 6(b) and 7(b) of the Purchase Agreement, issue a series of senior secured convertible notes in the maximum aggregate principal amount of $2,000,000 to the Purchaser (each, a “Second Note”, and collectively, the “Second Notes”).

Any subsequent Notes to be sold shall not exceed the amount of $5,000,000 individually, and in the aggregate not more than $290,000,000 (each such issuance, including the Initial Closing Date and the Second Closing Date, a “Closing”). Each Note will mature twenty four (24) months after its respective issuance date. The Company shall pay the Purchaser an annual commitment facility fee equal to 2.0% of the Crypto Collateral Measurement Value (as defined in the Security Agreement).

The transactions contemplated by the Purchase Agreement were effected in a private offering in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). Curvature Securities, Inc. (the “Placement Agent”) is acting as the placement agent for the Note Offering. The Company has agreed to pay the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds received by the Company from the Note Offering.

All Notes sold in the Note Offering will bear interest at a rate of 9% per annum. The interest shall be computed on the basis of a 360-day year and shall be payable in arrears on the first calendar day of each calendar month (each, an “Interest Date”) with the first Interest Date being September 1, 2025. Interest shall be payable on each Interest Date, in shares of common stock of the Company (the “Interest Shares”), par value $0.001 (the “Common Stock”) so long as there has been no Equity Conditions Failure (as defined in the Notes) provided however, that the Company may, at its option following notice to the Holder, pay Interest on any Interest Date in cash (the “Cash Interest”) or in a combination of Cash Interest and Interest Shares. Each Note will contain customary events of default and the Interest Rate will increase to an annual rate of 16% upon the occurrence of an Event of Default.

The Company will use the net proceeds from the Note Offering as follows: (A) seventy two and one half percent (72.5%) of net proceeds shall be used to acquire Note Purchased Crypto (as defined in the Notes) as a treasury asset for the Company’s balance sheet, and (B) any remaining proceeds shall be used for general corporate purposes and working capital, subject to the limitations set forth in the Notes.

At any time after the date of issuance, the Notes shall be convertible into shares of Common Stock (the “Conversion Shares”). The number of Conversion Shares issuable upon conversion of a Note shall be determined by dividing (x) the Conversion Amount by the lower of: (y) the Conversion Price and (z) the Market Price (as such terms are defined in the Notes). At the option of the holder, at any time on or after the Issuance Date, the holder may convert) (an “Alternate Optional Conversion”, and the date of such Alternate Optional Conversion, an “Alternate Optional Conversion Date”) all, or any part, of the Note into shares of Common Stock (such portion of the Conversion Amount subject to such Alternate Optional Conversion, the “Alternate Optional Conversion Amount”) at the Alternate Conversion Price, as such terms are defined in the Note.

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A Note holder will not have the right to convert any portion of a Note, to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, a Note holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

At any time any Notes remain outstanding, the Company will be prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement) without the written consent of the Purchaser in its sole discretion. For a period of time ending the later of (i) the third anniversary of the Purchase Agreement, and (ii) the later of (x) the last Closing Date thereunder and (y) the date no Notes remain outstanding, the Purchaser has the right to participate up to 25% of in any equity or equity linked financing of the Company on the same terms as such other investor(s).

Pursuant to the terms of the Purchase Agreement, the Company has agreed to call and hold the annual meeting of the stockholders of the Company no later than 60 days after the Initial Closing Date in order to (i) increase the number of authorized shares of capital stock of the Company to 1,500,000,000 shares of Common Stock and 300,000,000 shares of “blank check” preferred stock, and (ii) approve the issuance of the Conversion Shares and Notes in in compliance with the rules and regulations of the Nasdaq Capital Market (together the “Stockholder Proposals”).

The Notes will rank senior to all outstanding and future indebtedness of the Company, and its Subsidiaries (as defined in the Purchase Agreement) other than Permitted Indebtedness (as defined in the Notes) secured by Permitted Liens (as defined in the Notes).

The Purchase Agreement, form of Note, and Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Purchaser represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act.

Security and Pledge Agreement

On August 5, 2025, the Company, the other guarantors parties thereto and the collateral agent (the “Collateral Agent”) entered into the Security and Pledge Agreement (the “Security Agreement”) pursuant to which, the Notes will be secured by all of the Company’s right, title and interest in, to and under all personal property and assets of the Company acquired using the proceeds from the sale of the Notes (the “Collateral”) or otherwise acquired using the Proceeds of Collateral (as defined in the Security Agreement), subject to certain exceptions.

Registration Rights Agreement

On August 5, 2025, the Company and Purchaser entered into the Registration Rights Agreement, pursuant to which the Company agreed to prepare and file a resale Registration Statement on Form S-3 to register the Conversion Shares, as defined in the Purchase Agreement, within 45 days following the Initial Closing Date.

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Voting Agreement

On August 5, 2025, the Company and certain stockholders of the Company signatory thereto (the “Stockholders”) entered into a Voting Agreement, pursuant to which the Stockholders agreed to vote in favor for the Stockholder Proposals.

Account Control Agreement

On August 5, 2025, the Company, the Purchaser, the delegate (the “Delegate”) and the custodian (the “Custodian”) entered into an Account Control Agreement (the “Control Agreement”) with respect to the digital assets to be purchased with all, or any part, of the proceeds of the sale of the Notes and deemed as Collateral pursuant to the Security Agreement. In accordance with the terms of the Control Agreement, the Custodian shall hold such Collateral in its Custodial Accounts, as defined in the Control Agreement, and act for benefit and follow the applicable instructions of the Purchaser.

The foregoing descriptions of the Stock Purchase Agreement, the Pledge and Security Agreement, the Registration Rights Agreement, the Voting Agreement and Account Control Agreement do not purport to be complete and are qualified in their entirety by reference to the respective agreements attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of the Report is incorporated by reference herein to this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information in Item 1.01 of the Report is incorporated by reference herein to this Item 3.02. The transactions contemplated by the Purchase Agreement were conducted in a private offering in reliance on an exemption from registration provided by Section 4(a)(2) of the Act.

Item 8.01 Other Events

On August 6, 2025, the Company issued a press release announcing the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in this Item 8.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Item	Description

4.1	Form of 9% Original Issue Discount Senior Secured Convertible Promissory Note.
10.1	Form of Securities Purchase Agreement, dated as of August 5, 2025.
10.2	Form of Security and Pledge Agreement, dated as August 5, 2025.
10.3	Form of Registration Rights Agreement, dated as of August 5, 2025.
10.4	Form of Voting and Support Agreement, August 5, 2025.
10.5	Form of Account Control Agreement, August 5, 2025.
99.1	Press Release of Cosmos Health Inc., issued August 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HEALTH INC.

Date: August 6, 2025	By:	/s/ George Terzis
George Terzis
Chief Financial Officer

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